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                                                                     EXHIBIT 4.1


                                 SYNOPSYS, INC.

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Rights Agreement") is made as of October 26, 1998, by and among Synopsys, Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each a "Holder" as further defined below) of Everest Design Automation Inc., a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement of Merger and Plan of Reorganization dated effective as of October 26, 1998 (the "Reorganization Agreement"), among Parent, Company and Tenzing Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such shareholders' approving the Reorganization Agreement and the transactions contemplated thereby.

     1.   Definitions. As used in this Rights Agreement:

          (a) "Effective Time" means the time of acceptance by the Secretary of State of the State of Delaware of the Merger Certificate.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (c) "Holder" means (i) a shareholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement or
(ii) any transferee to whom registration rights granted under this Rights Agreement are assigned pursuant to Section 6 of this Rights Agreement.

          (d) "Registrable Securities" means, for each Holder, the number of shares of Common Stock of Parent issued to such Holder pursuant to the Reorganization Agreement (other than Escrow Shares); provided, however, that any Common Stock of Parent that were Registrable Securities hereunder shall cease to be Registrable Securities after the earlier to occur of such time as (i) Parent has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relating to such shares on the terms and conditions set forth in Section 2(b); or (ii) such shares have been registered for resale by Parent on Form S-8/S-3 pursuant to Section 6.17 of the Reorganization Agreement.

          (e)  "Securities Act" means the Securities Act of 1933, as amended.

          (f)  "SEC" means the Securities and Exchange Commission.

          Terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement.


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     2.   Holder Registration.

          (a) Parent shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC not later than December 1, 1998, a registration statement covering all the Registrable Securities on such form as is then available under the Securities Act; provided, however, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Rights Agreement to register the Registrable Securities held by each such Holder. Notwithstanding the foregoing, Parent shall not be required (assuming no review by the SEC) to request acceleration of such registration statement for any date prior to the date two days after the public announcement of Parent's results of operations for the first quarter of Parent's fiscal 1999 reporting year. The offerings made pursuant to such registration shall not be underwritten.

          (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing, including without limitation using best efforts to respond to comment letters and requests for information from the SEC, by the second day after the public announcement of Parent's results of operations for the first quarter of Parent's fiscal 1999 reporting year (but shall not be required to request acceleration for any date prior to the date two days after the public announcement of Parent's results of operations for the first quarter of Parent's fiscal 1999 reporting year) and to keep such registration statement effective until the first to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the first anniversary of the Effective Time;
(ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each


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post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

     3.   Suspension of Prospectus.

          (a) Under any registration statement filed pursuant to this Rights Agreement, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material non-public information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent in the case of a registration statement filed pursuant to Section 2, Parent shall amend such registration statement and/or amend or supplement the related prospectus if necessary to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales shall not exceed 20 trading days in the aggregate (in addition to the periods under which Parent may restrict sales pursuant to Section 3(b) below).

          (b) In addition to the restrictions on disposition set forth in subparagraph (a) above, no Holder shall be permitted to dispose of any Registrable Securities pursuant to the registration statement during the following periods: (i) the period beginning March 15, 1999 and ending on the second day after Parent's public announcement of its results of operations for the second quarter of Parent's fiscal 1999 reporting year; (ii) the period beginning June 15, 1999 and ending on the second day after Parent's public announcement of its results of operations for the third quarter of Parent's fiscal 1999 reporting year; and (iii) the period beginning September 15, 1999 and ending on the second day after Parent's public announcement of its results of operations for the fourth quarter of Parent's fiscal 1999 reporting year or the first anniversary of the Effective Time, whichever occurs first. The limitations of this Section 3(b) shall not apply to dispositions by a Holder in compliance with all applicable securities laws to any affiliate or constituent partner, including any limited partner, of a Holder; provided however, that any transfer of rights under this Rights Agreement complies with Section 6 hereof.

     4. Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Rights Agreement, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions, including underwriter commissions).


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     5.   Indemnification.

          (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Rights Agreement against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense (i) arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein or (ii) applicable to any sale effected by a Holder during any period in which dispositions were restricted pursuant to Section 3.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal


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to the gross proceeds before expenses and commissions to each such Holder of
Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Rights Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in the preceding paragraphs of this Section 5 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to herein, or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, the Company and the Holders, as the case may require, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, such Holder, or such Indemnified Party, as the case may be, in connection with the actions, statements or omissions that resulted in such expenses, claims, losses, damages or liabilities. The relative fault of the Company, such Holder, and such Indemnified Party, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, the Company, such Holder, or such Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission, as well as any other relevant equitable considerations appropriate under the circumstances. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds (after deducting reasonable expenses and commissions) received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the


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Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Rights Agreement and otherwise.

     6. Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Rights Agreement may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby and (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

     7. Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

     8. Compliance with Laws. Parent agrees, in connection with the registration rights granted hereunder, to comply with applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder such that the benefits of such rights will inure to the Holders.

     9. Counterparts. This Rights Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute one instrument.



                  [Remainder of Page Intentionally Left Blank]



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     IN WITNESS WHEREOF, the parties hereto have executed this Rights Agreement as of the day and year first written above.


                                       SYNOPSYS, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                       HOLDER


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------




                      [Signature Page to Rights Agreement]


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